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                                                                  EXHIBIT 23.1
                        INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Meridian Bancorp, Inc.:

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (No. 33-62305) on Form S-4 of Meridian Bancorp, Inc. of our report on the consolidated financial statements included in the 1994 Annual Report on Form 10-K of Meridian Bancorp, Inc. and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus. The report of KPMG Peat Marwick LLP covering the aforementioned financial statements contains an explanatory paragraph which discusses that the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities and No. 112, Employers' Accounting for Postemployment Benefits, in 1994 and Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, and No. 109, Accounting for Income Taxes, in 1993.

                               /s/ KPMG Peat Marwick LLP

January 2, 1996
Philadelphia, PA